UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 10, 2012

ChinaNet Online Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-51600828

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 11, 2012, ChinaNet Online Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report its acquisition of the 49% equity interests in Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd., a People’s Republic of China company (the “SouYi”). At that time, the Company stated in the Original Report that it intended to file the required financial statements and pro forma financial information within 71 days from the date that such report was required to be filed.  By this Amendment No. 1 to the Original Report, the Company is amending and restating Item 9.01 thereof to include the required financial statements.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the fiscal year ended December 31, 2011 and unaudited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the six months ended June 30, 2012 and 2011, including related notes thereto, are filed as Exhibit 99.1 to this report and are incorporated herein by reference.

(b)           Pro forma financial information.

Not applicable.

(d)           Exhibits.

No.	Description
99.1
Audited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the fiscal year ended December 31, 2011 and unaudited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the six months ended June 30, 2012 and 2011, and related notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2012	ChinaNet Online Holdings, Inc.

By:/s/ Handong Cheng
Name: Handong Cheng
Title:   Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1
Audited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the fiscal year ended December 31, 2011 and unaudited consolidated financial statements of Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd. as of and for the six months ended June 30, 2012 and 2011, and related notes thereto.